Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 18, 2018

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Declares Quarterly Distributions, Increase at EnLink Midstream, LLC

DALLAS, January 18, 2018 — The EnLink Midstream companies, EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Master Limited Partnership), today announced quarterly declared distributions for the fourth quarter of 2017.

The ENLC Board of Directors has declared a cash distribution of $0.259 per common unit for the fourth-quarter 2017, reflecting approximately 1.6-percent growth over the declared distribution for the third quarter 2017. Additionally, management expects to recommend to the Board a distribution growth rate for ENLC of approximately 5 percent in declared distributions for full-year 2018 over full-year 2017. The cash distribution for the fourth-quarter 2017 will be paid on February 14, 2018, to unitholders of record on January 31, 2018.

The ENLK Board of Directors declared a cash distribution of $0.39 per common unit for the fourth-quarter 2017. This cash distribution will be paid on February 13, 2018, to unitholders of record on January 31, 2018.

“EnLink is pleased to resume distribution growth at ENLC, with steady and sustainable declared distribution growth expected throughout 2018,” said Michael J. Garberding, EnLink President and Chief Executive Officer. “Based upon our strong 2017 results, continued execution of our strategic plan, and encouraging outlook for 2018 and beyond, it is the right time for these exciting announcements. The declared distribution announcements are aligned with our financial tenets of maintaining an investment-grade balance sheet, targeting strong distribution coverage, and returning value to EnLink unitholders.”

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities. EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit www.EnLink.com for more information on how EnLink connects energy to life.

Qualified Notice to Nominees

This information is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Under the rules applicable to publicly traded partnerships, 100 percent of the Master Limited Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Master Limited Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements, including those relating to distributions to be paid or declared in the future. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While ENLK and ENLC (collectively “EnLink”) believe such forward-looking statements are reasonable, EnLink cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in EnLink’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” EnLink undertakes no obligation to publicly update or revise any forward-looking statements except as required by law. The payment and amount of distributions, if any, are subject to approval by the Boards of Directors of ENLK and ENLC and to economic conditions and other factors existing during the time of determination.

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